Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Oculus Innovative Sciences, Inc., a California corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K for the year ended March 31, 2011 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 3, 2011

/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer and Principal Executive Officer

/s/ Robert E. Miller
Robert E. Miller
Chief Financial Officer, Principal Financial Officer and
Principal Accounting Officer